CONSENT OF INDEPENDENT AUDITORS



  We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated October 5, 1999 for Dreyfus Aggressive Growth Fund, Dreyfus Aggressive Value Fund, Dreyfus Emerging Leaders Fund, Dreyfus International Value Fund, Dreyfus MidCap Value Fund and Dreyfus Premier Technology Growth Fund, which are incorporated by reference in this Registration Statement (Form N-1A No. 33-51061) of Dreyfus Growth and Value Funds, Inc.



                                         ERNST & YOUNG LLP


  New York, New York
  December 14, 1999